The Preferred Group of Mutual Funds

                         Record of Securities Purchased
                     under the Trust's Rule 10f-3 Procedures


1.  Subadviser:       JENNISON ASSOCIATES LLC

2.  Fund:             PREFERRED GROWTH FUND

3.  Securities are: (Select one)

             "Municipal securities"                  Part of an issue
                   as defined in Section                registered under the
                   3(a) (29) of the                     Securities Act of
                   Securities Exchange                  1933 which is being
                   Act of 1934                          offered to the public

             Yes      No                             Yes   X   No
                -----    -----                           ------    -----

4.  Issuer:                                   THE GOLDMAN SACHS GROUP INC.

5.  Description of Security:                  COMMON STOCK

6.  Date of Purchase:                         8/1/00

7.  Underwriter from whom
          purchased:                          GOLDMAN SACHS & CO.

8.  Name of Affiliated Underwriter
          managing or participating in
          syndicate (attach list of all
          members of syndicate):              PRUDENTIAL SECURITIES INC.

                                              PLEASE SEE ATTACHED LIST

9.  Aggregate principal amount of purchase [this
          amount, when added to purchases by other
          investment companies for whom CIML and the
          relevant subadviser act as adviser, may not
          exceed 25% of (10)]:                           $17,176,920*

10. Aggregate principal amount of class of the offering
          of the class of securities offered (for
          purchases in an Eligible Rule 144A Offering,
          the total of (a) the principal amount of the
          offering sold by underwriters or members of
          the syndicate to qualified institutional
          buyer plus (ii) the principal amount of the
          offering of of such class in any
          concurrent public offering):                   $3,990,000,000

11. Aggregate principal amount of offering:              $3,990,000,000

12. Purchase price, net of fees and
          expenses [may not exceed (14)]:                $99.75

13. Date offering commenced:                             8/1/00

14. a. Public offering price:                            $99.75
    b. Was it purchased prior to close of first full
       business day after offering commenced?             YES
      (or, if a rights offering, the securities were purchased on the fourth day preceding the day on which the offering terminated)?:

15. Commission, spread or profit:        2.76%           $2.75
                                       -------           -----

16. Have the following conditions been                   Yes           No
           satisfied?                                ---------     ---------

    a. The purchase price did not exceed the
       offering price?                                    X
                                                     ---------     ---------

    b. The underwriting was a firm
       commitment underwriting?                           X
                                                     ---------     ---------

    c. The commission, spread or profit was
       reasonable and fair in relation to that
       being received by others for
       underwriting similar securities during
       the same period?                                  X
                                                     ---------      ---------

    d. FOR SECURITIES THAT ARE NOT
       MUNICIPAL SECURITIES)  The issuer has
       been in continuous operation for not
       less than three years, including the
       operations of any predecessors?                   X
                                                    ---------      ---------


    e. FOR MUNICIPAL SECURITIES ONLY)  The
       issue of securities has received an
       investment grade rating from a
       nationally recognized statistical rating
       organization or, if the issuer or entity
       supplying the revenues from which the
       issue is to be paid shall have been in
       existence less than three years
       (including any predecessors), it has
       received one of the three highest
       ratings from at lest one such rating
       service?                                      ---------     ---------

    f. The amount of such securities
       purchased by all of the investment
       companies advised by CIML and the
       subadviser(s) to the Fund purchasing
       such securities did not exceed (10)
                                                         X*
                                                     ---------     ---------

    g. No Affiliated Underwriter was a direct
       or indirect participant in the sale?              X**
                                                     ---------     ---------

* With regard to the Preferred Growth Fund only

** Prudential Securities Incorporated, an affiliate of Jennison, did not participate in Navisite Inc. sale to the Preferred Growth Fund.

                               40,000,000 Shares
                         THE GOLDMAN SACHS GROUP, INC.
[GOLDMAN SACHS LOGO]              Common Stock
                             ----------------------

     This is an offering of shares of common stock of The Goldman Sachs Group, Inc. This prospectus relates to an offering of 35,000,000 shares in the United States and Canada. In addition, 4,000,000 shares are being offered outside the United States, Canada and the Asia/Pacific region and 1,000,000 shares are being offered in the Asia/Pacific region.

     All of the shares are being offered by the selling shareholders identified in this prospectus. Goldman Sachs will not receive any of the proceeds from the sale of the shares.

     Goldman Sachs' common stock is listed on the New York Stock Exchange under the symbol "GS". The last reported sale price of the common stock on August 1, 2000 was $100.75 per share.

     See "Risk Factors" beginning on page 9 to read about factors you should consider before buying shares of the common stock.
                             ----------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ----------------------

                                                              Per Share        Total
                                                              ---------        -----
Initial price to public.....................................   $99.75      $3,990,000,000
Underwriting discount.......................................   $ 2.75      $  110,000,000
Proceeds, before expenses, to the selling shareholders......   $97.00      $3,880,000,000

     To the extent that the underwriters sell more than 40,000,000 shares of common stock, the underwriters have the option to purchase up to an additional 6,000,000 shares from certain of the selling shareholders at the initial price to public less the underwriting discount.
                             ----------------------

     The underwriters expect to deliver the shares against payment in New York, New York on August 7, 2000.
                             ----------------------

                               Global Coordinator
                              GOLDMAN, SACHS & CO.
                             ----------------------

                                      GOLDMAN, SACHS & CO.
BANC OF AMERICA SECURITIES LLC      BEAR, STEARNS & CO. INC.                            CHASE H&Q
CREDIT SUISSE FIRST BOSTON          DEUTSCHE BANC ALEX. BROWN        DONALDSON, LUFKIN & JENRETTE
A.G. EDWARDS & SONS, INC.          EDWARD D. JONES & CO., L.P.                    LEHMAN BROTHERS
MERRILL LYNCH & CO.                     J.P. MORGAN & CO.              MORGAN STANLEY DEAN WITTER
PAINEWEBBER INCORPORATED              PRUDENTIAL SECURITIES                    ROBERTSON STEPHENS
                                      SALOMON SMITH BARNEY

                             ----------------------

                        Prospectus dated August 1, 2000.

                                  UNDERWRITING

     The Goldman Sachs Group, Inc., the selling shareholders and the underwriters for the U.S. offering (the "U.S. underwriters") named below have entered into an underwriting agreement with respect to the shares being offered in the United States and Canada. Subject to certain conditions, each U.S. underwriter has severally agreed to purchase the number of shares indicated in the following table. Goldman, Sachs & Co., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Chase Securities Inc., Credit Suisse First Boston Corporation, Deutsche Bank Securities Inc., Donaldson, Lufkin & Jenrette Securities Corporation, A.G. Edwards & Sons, Inc., FleetBoston Robertson Stephens Inc., Edward D. Jones & Co., L.P., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, PaineWebber Incorporated, Prudential Securities Incorporated and Salomon Smith Barney Inc. are the representatives of the U.S. underwriters.

                  U.S. Underwriters                       Number of Shares
                  -----------------                       ----------------
Goldman, Sachs & Co. .................................       16,625,000
Banc of America Securities LLC........................          900,000
Bear, Stearns & Co. Inc. .............................          900,000
Chase Securities Inc. ................................          900,000
Credit Suisse First Boston Corporation................          900,000
Deutsche Bank Securities Inc. ........................          900,000
Donaldson, Lufkin & Jenrette Securities Corporation...          900,000
A.G. Edwards & Sons, Inc. ............................          900,000
FleetBoston Robertson Stephens Inc....................          900,000
Edward D. Jones & Co., L.P. ..........................          900,000
Lehman Brothers Inc...................................          900,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated....          900,000
J.P. Morgan Securities Inc............................          900,000
Morgan Stanley & Co. Incorporated.....................          900,000
PaineWebber Incorporated..............................          900,000
Prudential Securities Incorporated....................          900,000
Salomon Smith Barney Inc..............................          900,000
Sanford C. Bernstein & Co., Inc.......................           75,000
William Blair & Company, L.L.C. ......................           75,000
Blaylock & Partners, L.P..............................           75,000
CIBC World Markets Corp...............................           75,000
First Union National Bank ............................           75,000
Guzman & Company......................................           75,000
Lazard Freres & Co. LLC...............................           75,000
BMO Nesbitt Burns Corp................................           75,000
RBC Dominion Securities Corporation...................           75,000
Scotia Capital (USA) Inc..............................           75,000
Muriel Siebert & Co., Inc.............................           75,000
Wit SoundView Corporation.............................           75,000
TD Securities (USA) Inc. .............................           75,000
Utendahl Capital Partners, L.P. ......................           75,000
Wasserstein Perella Securities, Inc. .................           75,000
Thomas Weisel Partners LLC............................           75,000
The Williams Capital Group, L.P. .....................           75,000
Advest, Inc...........................................           50,000

                  U.S. Underwriters                       Number of Shares
                  -----------------                       ----------------
Robert W. Baird & Co. Incorporated....................           50,000
M.R. Beal & Company...................................           50,000
Chatsworth Securities LLC.............................           50,000
Dain Rauscher Incorporated............................           50,000
Doley Securities, Inc. ...............................           50,000
Epoch Securities, Inc.................................           50,000
Gruntal & Co., L.L.C..................................           50,000
Keefe, Bruyette & Woods, Inc..........................           50,000
Legg Mason Wood Walker, Incorporated..................           50,000
Loop Capital Markets, LLC.............................           50,000
McDonald Investments Inc., A KeyCorp Company..........           50,000
Neuberger Berman, LLC.................................           50,000
Ormes Capital Markets, Inc............................           50,000
Putnam, Lovell, de Guardiola & Thornton, Inc. ........           50,000
Ramirez & Co., Inc....................................           50,000
Raymond James & Associates, Inc.......................           50,000
Scott & Stringfellow, Inc.............................           50,000
Stephens Inc. ........................................           50,000
Stifel, Nicolaus & Company, Incorporated..............           50,000
Sutro & Co. Incorporated..............................           50,000
Tucker Anthony Incorporated...........................           50,000
Wachovia Securities, Inc..............................           50,000
Adams, Harkness & Hill, Inc. .........................           25,000
Apex Pryor Securities, Inc., a division of Rice
  Financial Products Company..........................           25,000
Arnhold and S. Bleichroeder, Inc. ....................           25,000
George K. Baum & Company..............................           25,000
The Buckingham Research Group Incorporated............           25,000
Burnham Securities Inc................................           25,000
The Chapman Company...................................           25,000
Conning & Company.....................................           25,000
Crowell, Weedon & Co. ................................           25,000
D.A. Davidson & Co....................................           25,000
Doft & Co., Inc.......................................           25,000
FAC/Equities, a division of First Albany..............           25,000
Fahnestock & Co. Inc. ................................           25,000
Ferris, Baker Watts, Incorporated.....................           25,000
Fifth Third Securities, Inc. .........................           25,000
First Security Van Kasper.............................           25,000
First Southwest Company...............................           25,000
Fox-Pitt, Kelton Inc..................................           25,000
Friedman, Billings, Ramsey & Co., Inc. ...............           25,000
Gerard Klauer Mattison & Co., Inc.....................           25,000
HCFP/Brenner Securities LLC...........................           25,000
J.J.B. Hilliard, W.L. Lyons, Inc. ....................           25,000
Hoak Breedlove Wesneski & Co..........................           25,000
William R. Hough & Co.................................           25,000

                  U.S. Underwriters                       Number of Shares
                  -----------------                       ----------------
HOWARD WEIL, a division of Legg Mason Wood Walker,
  Inc.................................................           25,000
Jackson Securities Incorporated.......................           25,000
Janney Montgomery Scott LLC...........................           25,000
Jefferies & Company, Inc..............................           25,000
Johnston, Lemon & Co. Incorporated....................           25,000
C.L. King & Associates, Inc...........................           25,000
Kirkpatrick, Pettis, Smith, Polian Inc. ..............           25,000
Ladenburg, Thalmann & Co. Inc.........................           25,000
Laidlaw Global Securities, Inc........................           25,000
Lam Securities Investments, Inc.......................           25,000
May Davis Group Inc. .................................           25,000
Melvin Securities, L.L.C. ............................           25,000
Mesirow Financial, Inc................................           25,000
Morgan Keegan & Company, Inc..........................           25,000
Needham & Company, Inc................................           25,000
Parker/Hunter Incorporated............................           25,000
Pennsylvania Merchant Group...........................           25,000
Petrie Parkman & Co., Inc. ...........................           25,000
Pryor, Counts & Co., Inc..............................           25,000
Ragen MacKenzie Incorporated..........................           25,000
The Robinson-Humphrey Company, LLC....................           25,000
Sanders Morris Harris Inc. ...........................           25,000
Sandler O'Neill & Partners, L.P.  ....................           25,000
Sands Brothers & Co. Ltd. ............................           25,000
SBK Brooks Investment Corp............................           25,000
Seasongood & Mayer....................................           25,000
The Seidler Companies Incorporated....................           25,000
Simmons & Company International.......................           25,000
South Beach Capital Markets Incorporated..............           25,000
Southwest Securities, Inc.............................           25,000
Sterne, Agee & Leach, Inc.............................           25,000
Sturdivant & Co., Inc. ...............................           25,000
SunTrust Equitable Securities Corporation.............           25,000
Sutter Securities Incorporated........................           25,000
SWM Securities, Inc. .................................           25,000
C.E. Unterberg, Towbin................................           25,000
Walton Johnson & Company..............................           25,000
Wedbush Morgan Securities Inc. .......................           25,000
                                                             ----------
          Total.......................................       35,000,000
                                                             ==========

     If the U.S. underwriters sell more shares than the total number set forth in the table above, the U.S. underwriters have an option to buy up to an additional 5,250,000 shares from our former profit participating limited partners and the former owners of our Hull subsidiary to cover such sales. They may exercise that option for 30 days. If any shares are purchased pursuant to this